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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ---------

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              ROBOCOM SYSTEMS INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


              New York                                     11-2617048
---------------------------------------                  --------------
(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification No.)


511 Ocean Avenue, Massapequa, New York                        11758
---------------------------------------                  --------------
(Address of Principal Executive Offices)                   (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                     Name of Each Exchange on Which
to be so Registered                       Each Class is to be Registered

     (None)                                           (None)
-------------------                     ----------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
--------------------------------------------------------------------------------
                                (Title of Class)

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Item 1.        Description of Registrant's Securities
               to be Registered
               --------------------------------------

     Incorporated by reference to the description of securities contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-27587) the ("Form SB-2") under the caption "Description of Securities - Common Stock" on pages 42-43 on the Form SB-2, a copy of the relevant pages of which are filed as an Exhibit hereto.


Item 2.        Exhibits.
               ---------

               See Index to Exhibits at page 3.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        ROBOCOM SYSTEMS INC.


June 23, 1997                           By:  /s/ Irwin Balaban
                                            --------------------------
                                            Irwin Balaban
                                            Chairman of the Board, President
                                            and Chief Executive Officer





                                       2
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                               Index to Exhibits
                               -----------------


1    -    Specimen of certificate for the Registrant's Common Stock.


2(a) - Certificate of Incorporation, as amended, of the Registrant, incorporated by reference to Exhibit 3.1 to the Form SB-2.


2(b) - By-laws of the Registrant, incorporated by reference to Exhibit 3.2 to Form SB-2.


3    -    Pages 42-43 of the Form SB-2 containing a description of the
          Registrant's securities to be registered.






                                       3
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[SEAL]                     ROBOCOM SYSTEMS INC.                       [SEAL]
           INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK





THIS CERTIFIES THAT














is the owner of
fully paid and non-assessable shares of the Par Value $.01 each of Common Stock of

============================ROBOCOM SYSTEMS INC.===============================

transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.
     This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation (a copy of which is on file at the office of the Corporation) to all of which the holder of this certificate, by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.
     WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                                   ----------------------------
                                                   Secretary

{SEAL]

                                                   ----------------------------
                                                   President
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The following abbreviations, when used in the Inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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

TEN COM - as tenants in common                          UNIF GIFT MIN ACT - ______________ Custodian ____________
TEN ENT - as tenants by the entireties                                          (Cust)                 (Minor)
JT TEN  - as joint tenants with right of                                        under Uniform Gifts to Minors
          survivorship and not as tenants                                       Act ________________________
          in common                                                                         (State)


                         Additional abbreviations may also be used though not in the above list.

     For Value Received, _____________ hereby sell, assign and transfer unto

Please insert Social Security or
other identifying number of assignee

[                                  ]


____________________________________________________________________________________________________________
              (Please print or typewrite name and address, including zip code of assignee)

____________________________________________________________________________________________________________


____________________________________________________________________________________________________________


______________________________________________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________


                     _______________________________________________________________________________________
                    NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.


Signature(s) Guaranteed:


_____________________________________________________________
The Signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

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